Exhibit 99.1

iBasis Completes Transaction With Royal KPN N.V.

Company Announces Payment Date, Per-share Amount, and Tax Treatment of $113 Million Dividend

BURLINGTON, MASS.—(BUSINESS WIRE)—Oct. 1, 2007—iBasis, Inc. (NASDAQ: IBAS), the global VoIP company(TM), today announced that its transaction with Royal KPN N.V., the national carrier of the Netherlands, which results in the effective merger of KPN’s international wholesale voice business into iBasis, has been completed.

As a result of the transaction, iBasis has received the KPN Global Carrier Services business unit and $55 million in cash from KPN in exchange for 40,121,074 of its common stock, which makes KPN a 51 percent shareholder on a fully diluted basis. On Monday, October 8, 2007 iBasis will pay a dividend in the aggregate amount of $113 million to its stockholders of record as of the close of business on September 28, 2007. The per-share dividend amount is $3.28, and the ex-dividend date is Tuesday October 9, 2007.

The Company has determined, based upon its best reasonable estimate, that its current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, if any, will not exceed five percent (5%) of the Dividend amount. In general, subject to the exceptions and additional detail provided in its proxy statement dated August 23, 2007 on file with the SEC, the Company anticipates that not more than 5% of each shareholder’s pro rata share of the Dividend will be includable in the shareholder’s income as ordinary income dividends. After the end of the year, each U.S. shareholder, and certain non-U.S. shareholders, will be issued the appropriate IRS information return with important tax information, including what portion of the shareholder’s pro rata share of the Dividend is to be treated as a taxable dividend, qualified dividend or non-dividend distribution, and the amount of any withholding deducted from a shareholder’s distribution. Each shareholder is encouraged to consult his, her or its tax advisor as to the tax consequences of the Dividend.

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include many of the largest telecommunications carriers, including AT&T, Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. On a pro forma basis, the company carried more than 20 billion minutes of international voice over IP (VoIP) traffic in 2006, and is one of the largest carriers of international voice traffic in the world(1). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

(1) Based on Telegeography 2007 and iBasis and KPN Global Carrier Services pro forma 2006 traffic.

iBasis is a registered mark, and the global VoIP company is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements describing the effects of the combination of iBasis and KPN in the industry, the expected geographic coverage of the combined business, the consolidating nature of the international voice market and iBasis’ ability, after the closing of the transaction with KPN, to increase business activities and market presence, while lowering costs. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) the ability of the Company and KPN to satisfy the closing conditions and consummate the proposed transaction and to successfully integrate their operations and employees, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company and KPN serve; (ii) the Company’s ability to execute its business plan; (iii) the extent of adoption of the Company’s services and the timing and amount of revenue and gross profit generated by these services; (iv) fluctuations in the market for and pricing of these services; (v) the success of the Company’s plans to contest the FCC ruling on prepaid calling cards; and (vi) the other factors described in the Company’s most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

CONTACT:
Media:
iBasis, Inc.
Chris Ward
+1-781-505-7557
cward@ibasis.net
or
Investors:
iBasis, Inc.
Richard Tennant
+1-781-505-7409
ir@ibasis.net

SOURCE:
iBasis, Inc.